Exhibit 10.4

CYTOMX THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

(2010 Stock Incentive Plan)

THIS STOCK OPTION AGREEMENT (the “Agreement”) confirms that CYTOMX THERAPEUTICS, INC., a Delaware corporation (the “Company”), has granted to the employee identified below (“Holder”) a stock option (the “Option”) to purchase the number of shares of the Common Stock of the Company set forth below. The Option is granted on the terms and conditions set forth below and in the 2010 Stock Incentive Plan sponsored by the Company, as amended from time to time (as so amended, the “Plan”), the terms of which are incorporated herein.

1. NAME OF HOLDER:

2. DATE OF GRANT:                                                                                                           (the “Date of Grant”).

3. NUMBER OF SHARES:                  (            ) shares of Company Common Stock (the “Option Shares”).

4. EXERCISE PRICE.                      Dollars ($            ) per share.

5. TYPE OF OPTION. For income tax purposes, the Option shall be treated as the following type of option:

[    ] Incentive Option

[    ] Nonqualified Stock Option

6. TERM OF OPTION. The term of the Option will begin as of the Date of Grant set forth above and, unless sooner terminated in accordance with the terms of the Plan, will expire ten (10) years from Date of Grant.

7. EXPIRATION. The Option is subject to termination prior to the expiration of the term of the Option set forth above in the event of the termination of Holder’s employment with the Company or any of its subsidiaries or the occurrence of certain other events specified in the Plan.

8. EXERCISE. The Option may be exercised only to the extent that the Holder has become vested in the Option pursuant to Section 9, below.

9. VESTING.

9.1 VESTING COMMENCEMENT DATE:

9.2 VESTING SCHEDULE. Subject to Holder’s continuous employment with the Company or its subsidiaries, Holder shall become vested in this Option (and this Option shall become exercisable by Holder) as follows: Holder shall vest in (a) twenty-five percent (25.0%) of the Option Shares after twelve (12) months of continuous employment with the Company or one of its subsidiaries from and after the Vesting Commencement Date, and (b) an additional one forty-eighth (1/48th) of the Option Shares after each subsequent month of continuous employment.

10. RESTRICTION ON TRANSFER OF OPTION. Except as otherwise expressly permitted in the Plan, Holder may not transfer all or any portion of Holder’s interest in the Option other than by will or the laws of descent and distribution.

11. ADDITIONAL AGREEMENTS UPON ISSUANCE OF OPTION SHARES.

11.1 RIGHT OF FIRST REFUSAL AGREEMENT. Upon exercise of the Options and issuance of the Option Shares, such Option Shares shall be subject to, and Holder shall execute and be bound by, a right of first refusal agreement in such form as the Board of the Company shall prescribe granting the Company an option to purchase any Option Shares thereafter proposed to be transferred by the Holder.

11.2 LOCK-UP/MARKET STAND-OFF AGREEMENT. Upon exercise of the Options and issuance of the Option Shares, such Option Shares shall be subject to, and Holder shall execute and be bound by, a lock-up/market standoff agreement in such form as the Board of the Company shall prescribe pursuant to which Holder shall covenant and agree that, during such period as is determined by the Company’s underwriters, Holder shall not, to the extent requested by the Company, sell or otherwise transfer or dispose of any Option Shares. The lock-up/market stand-off agreement shall provide the Company with the right to enforce such covenants, including but not limited to the imposition of stop transfer instructions.

12. ACKNOWLEDGEMENT BY HOLDER. Holder acknowledges that Holder has received and reviewed a copy of the Plan, and the Option is subject to the terms and conditions of the Plan.

13. TERMS OF AGREEMENT. Wherever the form of this Agreement provides for the insertion of additional information (such as the designation of the type of Option in Section 5 above, or the vesting schedule for the Option in Section 9 above), (a) such additional information may be inserted in hand-written form, (b) such information shall be deemed to be part of this Agreement for all purposes, and (c) Holder, by reason of executing this Agreement, shall be deemed to have accepted such additional information.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the Date of Grant specified above.

“COMPANY:”	“HOLDER:”

CYTOMX THERAPEUTICS, INC., a Delaware corporation

By
Name & title:	Signature of Holder

Address and Facsimile No. of Company:	Printed Name of Holder

CytomX Therapeutics, Inc. 460 Ward Drive, Suite E-1	Address and Facsimile No. of Company:
Santa Barbara, California 93111
Facsimile No.: ( )

CYTOMX THERAPEUTICS, INC.

NOTICE OF EXERCISE OF STOCK OPTION

(2010 Stock Incentive Plan)

TO:	CytomX Therapeutics, Inc.

Attention: Chief Financial Officer

343 Oyster Point Boulevard, Suite 100

South San Francisco, California 94080-1913

RE:	Exercise of Stock Option

I hereby elect to exercise the following-described stock option (the “Option”) granted to me under the CYTOMX THERAPEUTICS, INC., 2010 Stock Incentive Plan (Please complete the following) for the number of shares of Common Stock indicated below:

Date of Grant of Option Being Exercised:*	No. Shares of Common Stock for which Option Being Exercised:

Type of Option*	Full Name in which Shares are to be Issued:
[ ] Incentive Option
[ ] Nonqualified Stock Option

Exercise Price Per Share:* $

* Check the terms of your Option

1. Exercise Price. I am forwarding with this Notice a check in the amount of $              payable to “CYTOMX THERAPEUTICS, INC.” representing the aggregate exercise price for the number of shares of Common Stock that I have elected to exercise my Option.

2. Withholding Taxes. If my Option is a “Nonqualified Stock Option” and if the Company has advised me that I must deposit with the Company funds to cover withholding taxes due upon exercise of my Option, then I also have attached the additional sum of $             [enter “N/A” if your Option is an Incentive Stock Option or if you are not an employee of the Company] to cover the cost of those withholding taxes.

Please use the following as my address on the stock books and records of the Company:

Street Address

City, State and Zip Code	Area Code and Telephone Number

Printed Name of Holder	Signature of Holder	Date

ACKNOWLEDGEMENT BY COMPANY

CYTOMX THERAPEUTICS, INC., a Delaware corporation

By
Date		Name & title: